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                                                                    EXHIBIT 99.1


                     Consent to Joint Filing of Schedule 13G

Pursuant to Rule 13d-1(k)(1)(iii) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is, and any future amendments thereto may be, filed on behalf of each of them.

Dated:  August 22, 2003

Sun Stone Media Group Limited

By:         /s/ Yongji Duan
    -------------------------------
Name:  Yongji Duan
Title:  Director

Sun Stone New Media Limited

By:         /s/ Yongji Duan
    -------------------------------
Name:  Yongji Duan
Title:  Director

Stone Electronic Technology Limited

By:         /s/ Yongji Duan
    -------------------------------
Name:  Yongji Duan
Title:  Director

Sun Media Investment Holdings Limited

By:         /s/ Yang Lan
    -------------------------------
Name:  Yang Lan
Title:  Director

Stone Group Corporation

By:         /s/ Yongji Duan
    -------------------------------
Name:  Yongji Duan
Title:  Director

Yang Lan

         /s/ Yang Lan
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